Exhibit 99.1

Contact:

Primo Water Corporation

David Mills, Chief Financial Officer

(336) 331-4000

ICR Inc.

Katie Turner

(646) 277-1228

Primo Water Announces First Quarter 2018 Financial Results

First Quarter Exceeds Company Guidance

Dispensers, Refill, and Exchange Segments Report Strong Growth

Raises Net Sales Outlook for 2018

WINSTON-SALEM, N.C., May 8, 2018 -- Primo Water Corporation (Nasdaq: PRMW) today reported financial results for the first quarter ended March 31, 2018.

First Quarter 2018 Business Highlights:

●	Net sales increased 21.3% to $73.7 million

●	Dispensers net sales increased 82.6% to $13.9 million

●	Refill net sales increased 14.1% to $41.5 million

●	Exchange net sales increased 9.0% to $18.3 million

●	Net income of $1.2 million, or $0.04 per diluted share

●	Adjusted EBITDA increased 26.6% to $12.4 million

●	Record sell-thru of dispenser units; an increase of 29.0% to 185,000

●	Acceleration of U.S. Exchange same-store unit growth to 9.5%

(All comparisons above are with respect to the first quarter ended March 31, 2017)

“We are excited with the strong start to 2018, with results significantly ahead of our expectations for the first quarter,” commented Matt Sheehan, Primo Water's President and Chief Executive Officer. “We are pleased to see that the promotions in the fourth quarter of 2017 helped drive the connectivity to our water and many of our marketing tests and operational enhancements are on or ahead of track. This led to an acceleration of our U.S. Exchange same-store unit growth and drove momentum in our Dispensers, Refill and Exchange business segments. These results and our team’s executional focus around our purpose of inspiring healthier lives thru better water and our core strategies give us the confidence to raise our net sales outlook for the remainder of 2018.”

First Quarter Results

Net sales increased to $73.7 million from $60.7 million for the prior year quarter, with growth in all three segments. Dispensers segment net sales increased 82.6% to $13.9 million from $7.6 million for the prior year quarter, due primarily to the timing of shipments and record sell-thru of 185,000 units for the first quarter of 2018. Refill net sales increased 14.1% to $41.5 million from $36.4 million for the prior year quarter. The Refill net sales increase was primarily due to the Glacier and Primo Refill contract integration, an increase in unit volume, and price increases at certain outdoor coin-operated locations, which were implemented near the end of the first quarter. Exchange net sales increased 9.0% to $18.3 million from $16.7 million for the prior year quarter, driven by an acceleration in U.S. same-store unit growth to 9.5%.

Gross margin was 27.5% compared to 29.5% for the prior year quarter, primarily due to changes in sales mix as the Dispensers segment net sales made up a higher portion of overall sales for the first quarter of 2018. Selling, general and administrative expenses (“SG&A”) were $9.2 million, or 12.5% as a percentage of net sales, compared to $10.5 million, or 17.4% as a percentage of net sales, for the prior year quarter. The decrease in SG&A was primarily due to the reduction in employee-related expenses, driven by efficiency gains related to the Glacier integration, and a decrease in non-cash stock-based compensation expense, partially offset by the planned increase in marketing expenses.

U.S. GAAP net income was $1.2 million, or $0.04 per diluted share, compared to a net loss of $11.9 million, or $0.37 per diluted share in the prior year quarter.

Adjusted EBITDA increased 26.6% to $12.4 million, or 16.8% of net sales from $9.8 million, or 16.1% of net sales for the prior year quarter, driven by the increase in net sales and SG&A leverage as described above.

2018 Outlook

For the second quarter of 2018, we expect net sales of $70.5 million to $73.5 million and adjusted EBITDA of $14.7 million to $15.2 million.

We are raising our net sales guidance for 2018 to a range of $303.0 million to $307.0 million, compared to our previous range of $298.0 million to $302.0 million. We are reiterating our guidance for adjusted EBITDA of $61.0 million to $63.0 million, as we expect to invest the contribution from the incremental sales growth into existing and new marketing initiatives.

We do not provide guidance for the most directly comparable GAAP measure to adjusted EBITDA, net income, and similarly cannot provide a reconciliation between our forecasted Adjusted EBITDA and net income metrics without unreasonable effort due to the unavailability of reliable estimates, which include interest expense, non-recurring and acquisition related costs. These items, among others, are not within our control and may vary greatly between periods and could significantly impact future financial results.

Conference Call and Webcast

We will host a conference call to discuss these matters at 4:30 p.m. ET today, May 8, 2018. Participants from the company will be Matt Sheehan, President and Chief Executive Officer and David Mills, Chief Financial Officer. The call will be broadcast live over the Internet hosted at the Investor Relations section of Primo Water's website at www.primowater.com, and will be archived online through May 22, 2018. In addition, listeners may dial (866) 712-2329 in North America, and international listeners may dial (253) 237-1244.

About Primo Water Corporation

Primo Water Corporation (Nasdaq: PRMW) is an environmentally and ethically responsible company with a purpose of inspiring healthier lives through better water.  Primo is North America's leading single source provider of water dispensers, multi-gallon purified bottled water, and self-service refill water.   Primo’s Dispensers, Exchange and Refill products are available in over 45,000 retail locations and online throughout the United States and Canada.  For more information and to learn more about Primo Water, please visit our website at www.primowater.com.

Forward-Looking Statements

Certain statements contained herein are not based on historical fact and are "forward-looking statements" within the meaning of the applicable securities laws and regulations. These statements include the Company’s financial guidance and statements regarding our belief that we have a robust runway for future growth in net sales and profitability, particularly as we begin to accelerate our brand marketing activation initiatives in 2018. These statements can otherwise be identified by the use of words such as "anticipate," "believe," "could," "estimate," "expect," "feel," "forecast," "intend," "may," "plan," "potential," "project," “seek,” "should," "would,” “will,” and similar expressions intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Owing to the uncertainties inherent in forward-looking statements, actual results could differ materially from those stated herein. Factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, the loss of major retail customers of the Company or the reduction in volume or change in timing of purchases by major retail customers; the consolidation of retail customers and disruption of the retail business model; lower than anticipated consumer and retailer acceptance of and demand for the Company's products and services; difficulties realizing the anticipated benefits and synergies from the Glacier Water acquisition and managing our expanded operations following the acquisition; highly competitive environment in which we operate and the entry of a competitor with greater resources into the marketplace; competition and other business conditions in the water and water dispenser industries in general; adverse changes in the Company's relationships with its independent bottlers, distributors and suppliers in its Exchange business; the loss of key Company personnel; risks associated with the Company’s potential expansion into international markets, and the risk that the current U.S. presidential administration may implement changes to international trade relations, particularly with China, that could be harmful to our business and operations; the Company’s experiencing product liability, product recall or higher than anticipated rates of sales returns associated with product quality or safety issues; dependence on key management information systems; the Company's inability to efficiently expand operations and capacity to meet growth; the Company's inability to develop, introduce and produce new product offerings within the anticipated timeframe or at all; general economic conditions; the possible adverse effects that decreased discretionary consumer spending may have on the Company’s business; changes in the regulatory framework governing the Company's business; significant liabilities or costs associated with litigation or other legal proceedings; the possibility that our ability to use our net operating loss carryforwards in the United States may be limited; the restrictions imposed upon our business as a result the restrictive covenants contained in our credit agreements; the Company’s inability to comply with its covenants in its credit facility; the possibility that we may fail to generate sufficient cash flow to service our debt obligations; the negative effects that global capital and credit market issues may have on our liquidity; the costs of borrowing on our operations as well as other risks described more fully in the Company's filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K filed on March 7, 2018 and its subsequent filings under the Securities Exchange Act of 1934. Forward-looking statements reflect management's analysis as of the date of this press release. The Company does not undertake to revise these statements to reflect subsequent developments, other than in its regular, quarterly earnings releases or as otherwise required by applicable securities laws.

Use of Non-U.S. GAAP Financial Measures

To supplement its financial statements, the Company provides investors with information related to adjusted EBITDA and adjusted net income from continuing operations, which are not financial measures calculated in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”).  Adjusted EBITDA is calculated as income (loss) from continuing operations before depreciation and amortization; interest expense, net; income tax (benefit) expense; non-cash change in fair value of warrant liability; non-cash, stock-based compensation expense; non-recurring and acquisition-related costs; and loss on disposal and impairment of property and equipment and other.   Adjusted net income is defined as net income (loss) less income tax (benefit) expense; change in fair value of warrant liability; non-cash, stock-based compensation expense; non-recurring and acquisition-related costs; and loss (gain) on disposal and impairment of property and equipment.   The Company believes these non-U.S. GAAP financial measures provide useful information to management and investors regarding certain financial and business trends relating to the Company’s financial condition and results of operations.  Management uses these non-U.S. GAAP financial measures to compare the Company's performance to that of prior periods for trend analyses and planning purposes.  These non-U.S. GAAP financial measures are also presented to the Company’s Board of Directors and adjusted EBITDA is used in its credit agreements.

Non-U.S. GAAP measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with U.S. GAAP.  These non-U.S. GAAP measures exclude significant expenses that are required by U.S. GAAP to be recorded in the Company's financial statements and are subject to inherent limitations.

FINANCIAL TABLES TO FOLLOW

Primo Water Corporation

Condensed Consolidated Statements of Operations

(Unaudited; in thousands, except per share amounts)

	Three Months Ended
	March 31,
	2018	2017

Net sales	$73,659	$60,737
Operating costs and expenses:
Cost of sales	53,421	42,814
Selling, general and administrative expenses	9,200	10,544
Non-recurring and acquisition-related costs	77	4,448
Depreciation and amortization	6,057	6,391
Loss (gain) on disposal and impairment of property and equipment	133	(6)
Total operating costs and expenses	68,888	64,191
Income (loss) from operations	4,771	(3,454)
Interest expense, net	5,286	5,002
Change in fair value of warrant liability	–	3,220
Loss before income taxes	(515)	(11,676)
Income tax (benefit) provision	(1,725)	186
Net income (loss)	$1,210	$(11,862)

Earnings (loss) per common share:
Basic	$0.04	$(0.37)
Diluted	$0.04	$(0.37)

Weighted average shares used in computing loss per share
Basic	33,164	32,364
Diluted	34,424	32,364

Primo Water Corporation

Segment Information

(Unaudited; in thousands)

	Three Months Ended
	March 31,
	2018	2017
Segment net sales
Refill	$41,475	$36,365
Exchange	18,258	16,745
Dispensers	13,926	7,627
Total net sales	$73,659	$60,737

Segment income (loss) from operations
Refill	11,584	8,708
Exchange	5,263	5,152
Dispensers	1,144	580
Corporate	(6,953)	(7,061)
Non-recurring and acquisition-related costs	(77)	(4,448)
Depreciation and amortization	(6,057)	(6,391)
Loss (gain) on disposal and impairment of property and equipment	(133)	6
	$4,771	$(3,454)

Primo Water Corporation

Condensed Consolidated Balance Sheets

(In thousands, except par value data)

	March 31,	December 31,
	2018	2017
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$5,330	$5,586
Accounts receivable, net	22,700	18,015
Inventories	5,816	6,178
Prepaid expenses and other current assets	5,652	3,409
Total current assets	39,498	33,188

Bottles, net	4,588	4,877
Property and equipment, net	100,409	100,692
Intangible assets, net	143,241	144,555
Goodwill	92,789	92,934
Investment in Glacier securities ($3,895 and $3,881 available-for-sale, at fair value at March 31, 2018 and December 31, 2017, respectively)	6,524	6,510
Other assets	551	997
Total assets	$387,600	$383,753

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$26,107	$18,698
Accrued expenses and other current liabilities	7,938	9,878
Current portion of long-term debt and capital leases	3,581	3,473
Total current liabilities	37,626	32,049

Long-term debt and capital leases, net of current portion and debt issuance costs	274,531	269,793
Deferred tax liability, net	6,730	8,455
Other long-term liabilities	2,260	1,985
Total liabilities	321,147	312,282

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.001 par value - 10,000 shares authorized, none issued and outstanding	–	–
Common stock, $0.001 par value - 70,000 shares authorized, 31,003 and 30,084 shares issued and outstanding at March 31, 2018 and December 31, 2017, respectively	31	30
Additional paid-in capital	321,197	327,178
Common stock warrants	18,785	18,785
Accumulated deficit	(272,542)	(273,752)
Accumulated other comprehensive loss	(1,018)	(770)
Total stockholders’ equity	66,453	71,471
Total liabilities and stockholders’ equity	$387,600	$383,753

Primo Water Corporation

Condensed Consolidated Statements of Cash Flows

(Unaudited; in thousands)

	Three Months Ended March 31,
	2018	2017
Cash flows from operating activities:
Net income (loss)	$1,210	$(11,862)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	6,057	6,391
Loss (gain) on disposal and impairment of property and equipment	133	(6)
Stock-based compensation expense	1,292	2,335
Non-cash interest income	(20)	(41)
Change in fair value of warrant liability	–	3,220
Deferred income tax (benefit) expense	(1,725)	186
Realized foreign currency exchange loss and other, net	470	35
Changes in operating assets and liabilities:
Accounts receivable	(4,861)	519
Inventories	356	(2,211)
Prepaid expenses and other assets	(1,793)	(722)
Accounts payable	4,259	2,618
Accrued expenses and other liabilities	(912)	(415)
Net cash provided by operating activities	4,466	47

Cash flows from investing activities:
Purchases of property and equipment	(3,490)	(4,466)
Purchases of bottles, net of disposals	(275)	(656)
Proceeds from the sale of property and equipment	58	11
Additions to intangible assets	(8)	(76)
Net cash used in investing activities	(3,715)	(5,187)

Cash flows from financing activities:
Borrowings under Revolving Credit Facility	12,000	–
Payments under Revolving Credit Facility	(6,500)	–
Term loan and capital lease payments	(883)	(872)
Bank overdraft	2,695	–
Stock option and employee stock purchase activity and other, net	(8,303)	(3,287)
Net cash used in financing activities	(991)	(4,159)
Effect of exchange rate changes on cash and cash equivalents	(16)	29
Net decrease in cash and cash equivalents	(256)	(9,270)
Cash and cash equivalents, beginning of year	5,586	15,586
Cash and cash equivalents, end of period	$5,330	$6,316

Primo Water Corporation

Non-GAAP EBITDA and Adjusted EBITDA Reconciliation

(Unaudited; in thousands)

	Three Months Ended
	March 31,
	2018	2017
Net income (loss)	$1,210	$(11,862)
Depreciation and amortization	6,057	6,391
Interest expense, net	5,286	5,002
Income tax (benefit) provision	(1,725)	186
EBITDA	10,828	(283)
Change in fair value of warrant liability	–	3,220
Non-cash, stock-based compensation expense	1,292	2,335
Non-recurring and acquisition-related costs	77	4,448
Loss on disposal and impairment of property and equipment and other	184	59
Adjusted EBITDA	$12,381	$9,779

Primo Water Corporation

Non-GAAP Adjusted Net Income From Continuing Operations Reconciliation

(Unaudited; in thousands, except per share amounts)

	Three Months Ended
	March 31,
	2018	2017

Net income (loss)	$1,210	$(11,862)
Income tax (benefit) provision	(1,725)	186
Loss before income taxes	(515)	(11,676)
Change in fair value of warrant liability	–	3,220
Non-cash, stock-based compensation expense	1,292	2,335
Non-recurring and acquisition-related costs	77	4,448
Loss (gain) on disposal and impairment of property and equipment	133	(6)
Adjusted net income (loss)	$987	$(1,679)

Adjusted earnings (loss) per share:
Basic	$0.03	$(0.05)
Diluted	$0.03	$(0.05)

Weighted average shares used in computing earnings per share:
Basic	33,164	32,364
Diluted	34,424	32,364